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                                                                    Exhibit 4.03
                                                                    ------------

                    AMENDMENT TO THIRD AMENDED AND RESTATED
                 INFORMATION AND REGISTRATION RIGHTS AGREEMENT



         This Amendment to Third Amended and Restated Information and Registration Rights Agreement (this "Amendment") is entered into as of March 23,
                                     ---------
2000, by and among Concur Technologies, Inc., a Delaware corporation (the "Company") and the other persons and entities whose names are set forth on the
 -------
signature pages hereto. This Amendment is intended to amend that Third Amended and Restated Information and Registration Rights Agreement dated as of May 26, 1999, by and among the Company and the Investors listed on the signature pages thereto (the "Rights Agreement"). Capitalized terms used but not defined herein
              ----------------
shall have the meanings assigned to such terms in the Rights Agreement.

                                   RECITALS

A. On May 26, 1999, the Company entered into the Rights Agreement with certain of its securities holders.

B. Pursuant to a Stock Purchase Agreement by and between the Company and SAFECO Corporation ("Safeco") and Nortel Networks, Inc. ("Nortel"), dated as of February 22, 2000 (the "Stock Purchase Agreement"), Safeco and Nortel are acquiring shares of Common Stock of the Company (the "Purchased Shares"). Pursuant to certain other agreements, warrants are being issued to each of Safeco and Nortel for the purchase of shares of the Common Stock of Concur (the "Warrant Shares").

C. As stockholders of the Company, the Investors will benefit from the investment made by Safeco and Nortel pursuant to the Stock Purchase Agreement. Therefore, in order to satisfy a condition to closing the transaction contemplated by the Stock Purchase Agreement, the Company and certain Investors hereby amend the Rights Agreement pursuant to, and in compliance with, Section
19.6 of the Rights Agreement to provide for the inclusion of the Purchased Shares and the Warrant Shares as Registrable Securities thereunder for the purposes of demand and piggyback registration rights and Nortel and Safeco as Investors thereunder.

                                   AGREEMENT

Now, therefore, in consideration of the mutual promises and covenants set forth herein, the Company and the Investors hereby agree that the Rights Agreement shall be amended as follows:

         1. The definition of the term "Investor" is amended in its entirety, and shall mean, for all purposes of this Amendment and the Rights Agreement, "the persons listed on Schedule A and Schedule B of the Rights Agreement, and Nortel and Safeco."

         2. Section 1 of the Rights Agreement is amended to add thereto a new definition (l) as follows:

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                  "Additional Registrable Securities. The term `Additional
                   ---------------------------------            ----------
                  Registrable Securities' means the shares of Common Stock
                  ----------------------
                  issued or issuable to Safeco Corporation ("Safeco") and Nortel Networks, Inc. ("Nortel") pursuant to the Stock Purchase Agreement dated as of February 22, 2000 between the Company, Safeco, and Nortel (the "Stock Purchase Agreement"), including any shares of Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares."

         3. Section 1(e) of the Rights Agreement shall be amended in its entirety as follows: "(e) `Initiating Holders' shall mean (A)
                                             ------------------
                  for purposes of Section 7.1, Holders, other than Safeco and Nortel, who in the aggregate hold at least twenty-five percent (25%) of the Registrable Securities described in 1(h)(i) and
                  (B) for all other purposes, depending upon the context, the party or parties initiating the request for the relevant registration."

         4. Section 1(h) of the Rights Agreement shall be amended in its entirety as follows: "(h) `Registrable Securities' shall mean
                                             ----------------------
                  (i) all Common Stock not previously sold to the public and issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, (ii) any securities of the Company granted registration rights pursuant to Section 14 of this Agreement, (iii) from and after the one year anniversary of the Closing under the Stock Purchase Agreement, the Additional Registrable Securities, and (iv) with respect to Registrations by the Company for its own account, underwritten offerings for the account of other security holders, and Registrations pursuant to Section 7.1(b), the shares issued upon exercise of the warrants issued to Safeco and Nortel pursuant to the Definitive Agreements referenced in the Stock Purchase Agreement including any shares of Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares ("Warrant Shares")."

         5. Section 7.1 of the Rights Agreement shall be amended in its entirety as follows: "7.1 Request for Registration on Form Other Than Form S-3.

                  (a) Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after October 31, 1999, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least 25% of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $10,000,000), the Company (i) shall promptly give written notice of the proposed Registration to all other Holders and (ii) shall, as soon as

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

                  practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company.

                  (b) Subject to the terms of this Agreement, in the event that the Company shall receive from (i) Safeco, or (ii) Nortel, at any time on or after the one year anniversary of the Closing under the Stock Purchase Agreement, a written request that the Company effect any Registration (not required to be effected pursuant to Section 415 under the Securities Act) with respect to all or a part of the Additional Registrable Securities and/or the Warrant Shares on a form other than Form S-3 with an aggregate offering price to the public of at least $10,000,000, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company. Each of Safeco and Nortel may initiate one
                  (1) Registration pursuant to this Section 7.1(b).

                  (c) The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 7.1 (i) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing, and ending on the date ninety (90) days immediately following the effective date of an underwritten public offering pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) provided that the Company is employing all reasonable efforts in good faith to cause such Registration to become effective (provided that in the case of a Registration proposed by Safeco or Nortel, the Company shall have given Safeco and Nortel the opportunity to include any Registrable Securities held by them in such offering) or (ii) after the Company has effected three such Registrations pursuant to Section 7.1(a) and one Registration by Safeco under Section 7.1(b) and one Registration by Nortel under Section 7.1(b).

         6. Section 7.3(a) of the Rights Agreement shall be amended in its entirety as follows:



                  (a) If a Holder or Holders of the outstanding Registrable Securities request that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would not be less than $2,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the

                                       3
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                  Company (i) shall promptly give written notice of the proposed
                  Registration to all other Holders and (ii) shall use all reasonable efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after notice from the Company, and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two Registrations pursuant to this Section 7.3 in any twelve (12) month period. The substantive provisions of
                  Section 7.5 shall be applicable to each registration initiated under this Section 7.3.

         7. Section 7.5.4 of the Rights Agreement shall be amended in its entirety as follows:



                  "7.5.4   Marketing Limitation in Demand Registration.
                           -------------------------------------------

                  In the event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the underwriter and the Company may limit the number of Registrable Securities to be included in the Registration and underwriting; provided, however, that no Registrable Securities shall be so excluded unless (i) first, the Common Stock (other than Registrable Securities) held by officers or employees of the Company, (ii) second, the securities other than Registrable Securities and
                  (iii) third, the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing

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

                  the Registration Statement; provided, however, that in the case of a demand registration initiated by Safeco or Nortel pursuant to Section 7.1(b), no Registrable Securities of the person initiating the Registration shall be excluded from such Registration unless the securities held by all other holders are first excluded to the extent required by such limitation. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5.4 shall be included in such Registration Statement."

         8. Section 9 of the Rights Agreement shall be amended in its entirety as follows:


                  9.       "Expenses of Registration.
                            ------------------------

                  All Registration Expenses incurred in connection with each Registration brought pursuant to Sections 7.1(a) and 7.1(b) and unlimited Registrations pursuant to Sections 7.3 and 8, shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification, or compliance, shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless (i) in the case of a registration begun pursuant to Section 7.1(a), the Holders of a majority of the Registrable Securities (excluding Nortel and Safeco and their Registrable Securities) agree to forfeit their right to one demand registration pursuant to Section 7.1(a), or (ii) in the case of a registration begun pursuant to Section 7.1(b), the requesting party, Safeco or Nortel, as the case may be, agrees to forfeit its demand registration pursuant to Section 7.1(b); provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the condition, business, or prospects of the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 7. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered."

         9. Section 10 of the Rights Agreement shall be amended in its entirety as follows:


                  "The rights to cause the Company to register securities granted under Section 7 and 8 of this Agreement shall be terminated, with respect to each Holder on the earlier of (i) in the case of Holders other than Safeco or Nortel, the date five years after the closing date of the Company's initial public offering and (ii) upon such Holders holding less than 1% of the outstanding Registrable Securities (or, if less, one-half of the Registrable Securities acquired by such Holder from the Company.)"

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

         10. The first sentence of Section 14 of the Rights Agreement shall be amended by inserting the following clause (iii) immediately after clause (ii) of such sentence:

             "and (iii) if such holders are to receive piggyback registration rights superior to or on a parity with Safeco and Nortel, the consent of Safeco and Nortel."

         11. The Rights Agreement as modified herein shall remain in full force and effect as so modified.


         12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. This Amendment shall be governed by, and construed in accordance with the laws of the State of California excluding those laws that direct the application of the law of another jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 CONCUR TECHNOLOGIES, INC.



                                 By:/s/ Sterling R. Wilson
                                   --------------------------------------------

                                 Its:Chief Financial Officer and Executive Vice
                                     ------------------------------------------
                                     President of Operations
                                     -----------------------



                 (Signature Page to Amendment to Third Amended
               and Restated Information and Registration Rights
                                  Agreement)

                              INSTITUTIONAL VENTURE PARTNERS VII, L.P.
                              by its General Partner
                              Institutional Venture Management VII, L.P.


                              By: /s/ Norman A. Fogelsong
                                  --------------------------------------
                                  Norman A. Fogelsong, A General Partner


                              IVP FOUNDERS FUND I, L.P.
                              by its General Partner
                              Institutional Venture Management VI, L.P.


                              By: /s/ Norman A. Fogelsong
                                  --------------------------------------
                                  Norman A. Fogelsong, A General Partner


                              INSTITUTIONAL VENTURE MANAGEMENT
                              VII, L.P.


                              By: /s/ Norman A. Fogelsong
                                  --------------------------------------
                                  Norman A. Fogelsong, A General Partner



                              BRENTWOOD ASSOCIATES VI, L.P.
                              By: Brentwood VI Ventures, L.P.
                                  Its General Partner

                              By: /s/
                                  --------------------------------------
                                  General Partner


                              BRENTWOOD AFFILIATES FUND II, L.P.
                              By: Brentwood VII Ventures, LLC
                                  Its General Partner

                              By: /s/
                                  --------------------------------------
                                  Managing Member



                 (Signature Page to Amendment to Third Amended
               and Restated Information and Registration Rights
                                  Agreement)

                              MAYFIELD ASSOCIATES FUND III
                              A California Limited Partnership

                              MAYFIELD VIII
                              A California Limited Partnership

                              By:  MAYFIELD VIII MANAGEMENT, L.L.C.
                                   A Delaware Limited Liability Company
                                   Their General Partner

                              By:   /s/
                                    -------------------------------------
                              Title:   Managing Member


                 (Signature Page to Amendment to Third Amended
               and Restated Information and Registration Rights
                                  Agreement)